Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Fifth Street Finance Corp. of our reports dated November 25, 2013 relating to the consolidated financial statements, financial statement schedule and senior securities table, which appear in such Registration Statement. We also consent to the reference to us under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 10, 2014